Exhibit 4.2



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                         SECOND SUPPLEMENTAL INDENTURE


                                    between


                               MBNA CORPORATION


                                      and


                             THE BANK OF NEW YORK


                         Dated as of November 27, 2002



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                               Table of Contents

                                                                          Page


ARTICLE I  Defined Terms.....................................................1

         Section 1.1.    Definitions.........................................1

ARTICLE II  General Terms And Conditions of The Debentures...................4

         Section 2.1.    Designation And Principal Amount....................4
         Section 2.2.    Maturity............................................4
         Section 2.3.    Form And Payment....................................4
         Section 2.4.    Global Debenture....................................5
         Section 2.5.    Interest............................................6

ARTICLE III  Redemption of The Debentures....................................7

         Section 3.1.    Tax Event Redemption................................7
         Section 3.2.    Capital Treatment Event of Redemption...............7
         Section 3.3.    Investment Company Event of Redemption..............7
         Section 3.4.    Optional Redemption By Company......................8
         Section 3.5.    No Sinking Fund.....................................8

ARTICLE IV  Extension of Interest Payment Period.............................8

         Section 4.1.    Extension of Interest Payment Period................8
         Section 4.2.    Notice of Extension.................................9

ARTICLE V  Expenses..........................................................9

         Section 5.1.    Payment of Expenses.................................9

ARTICLE VI  Form of Debenture................................................9

         Section 6.1.    Form of Debenture...................................9

ARTICLE VII  Original Issue of Debentures...................................10

         Section 7.1.    Original Issue of Debentures.......................10

ARTICLE VIII  Covenants.....................................................10

         Section 8.1.    Limitation On Dividends............................10
         Section 8.2.    Covenants As To The Trust..........................11

ARTICLE IX  Miscellaneous...................................................11

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         Section 9.1.    Ratification of Indenture..........................11
         Section 9.2.    Acknowledgment of Rights...........................11
         Section 9.3.    Trustee Not Responsible For Recitals...............12
         Section 9.4.    Governing Law......................................12
         Section 9.5.    Separability.......................................12
         Section 9.6.    Counterparts.......................................12

                                      ii
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     SECOND SUPPLEMENTAL INDENTURE, dated as of November 27, 2002 the "Second
Supplemental Indenture"), between MBNA Corporation, a Maryland corporation (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"), under the Indenture dated as of December 18, 1996 between the Company and the Trustee (the "Indenture").

     WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured subordinated debt securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

     WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 8.10% Junior Subordinated Debentures, Series E, due 2033 (the
"Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Second Supplemental Indenture;

     WHEREAS, MBNA Capital E, a Delaware statutory trust (the "Trust"), has offered to the public $200,000,000 aggregate liquidation amount of its 8.10% Trust Originated Preferred Securities (TOPRSSM), Series E (the "Preferred Securities"), representing beneficial ownership interests in the assets of the Trust, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $6,185,575 aggregate liquidation amount of its Common Securities, in the Debentures; and

     WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture pursuant to Sections 2.1, 3.1 and 9.1 of the Indenture and all requirements necessary to make this Second Supplemental Indenture a valid and binding instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid and binding obligations of the Company, have been performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects:

     NOW THEREFORE, in consideration of the purchase of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the additional terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                  ARTICLE I
                                 DEFINED TERMS


     Section 1.1. Definitions.

     Unless the context otherwise requires:

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                                                                             2

     (a) a term defined in the Indenture has the same meaning when used in this Second Supplemental Indenture;

     (b) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

     (c) the singular includes the plural and vice versa;

     (d) a reference to a Section or Article is to a Section or Article of this Second Supplemental Indenture;

     (e) headings are for convenience of reference only and do not affect interpretation;

     (f) the following terms have the meanings given to them in the Trust
Agreement: Administrative Trustee; Business Day; Clearing Agency; Common Security; Delaware Trustee; Direct Action; Distributions; Federal Reserve; Guarantee Preferred Security; Payment Account; Preferred Securities Certificate and Underwriting Agreement;

     (g) the following terms have the meanings given to them in this Section 1.1(g):

     "Additional Interest" shall have the meaning set forth in Section
2.5(e).

     "Capital Treatment Event" means the reasonable determination by the Company that, as a result of (i) any amendment to, or change (including any announced proposed change) in, the laws or regulations of the United States or any political subdivision thereof or therein or other governmental agency or regulatory authority, or (ii) any official administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which, in the case of either clause (i) or (ii) is effective or is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the liquidation amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) under the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

     "Change in Investment Company Act Law" shall have the meaning set forth in the definition of "Investment Company Event."

     "Compounded Interest" shall have the meaning set forth in Section 4.1.

     "Debentures" shall have the meaning set forth in the preamble of this Second Supplemental Indenture.

     "Deferred Interest" shall have the meaning set forth in Section 4.1.

     "Depositary", with respect to the Debentures, means The Depository Trust Company or such other successor Clearing Agency for the Preferred Securities.

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     "Dissolution Event" means the liquidation of the Trust pursuant to the
Trust Agreement and the distribution of the Debentures held by the Property Trustee to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Trust Agreement.

     "Extension Period" shall have the meaning set forth in Section 4.1.

     "Global Debenture" shall have the meaning set forth in Section 2.4(a)(i).

     "Interest Payment Date" shall have the meaning set forth in Section
2.5(d).

     "Interest Period" means each period beginning on, and including, November 27, 2002, and ending on, but excluding, the first Interest Payment Date, and each successive period beginning on, and including, an Interest Payment Date and ending on, but excluding, the next succeeding Interest Payment Date.

     "Investment Company" means an investment company as defined in the Investment Company Act.

     "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

     "Investment Company Event" means that the Trust or the Company shall have received an Opinion of Counsel which states that, as a result of the occurrence of an amendment to, or change (including any announced proposed change) in, the laws or regulations of the United States or any political subdivision thereof or therein or any other governmental agency or regulatory authority (a "Change in Investment Company Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an Investment Company which is required to be registered under the Investment Company Act, which Change in Investment Company Act Law becomes effective on or after the date of issuance of the Preferred Securities.

     "Maturity Date" shall mean February 15, 2033.

     "Non Book-Entry Preferred Securities" shall have the meaning set forth in
Section 2.4(a)(ii).

     "Paying Agent" shall mean the Trustee or any Person authorized by the Trustee to calculate the amount of interest payable on the Debentures in respect of each Interest Period.

     "Redemption Price" shall mean, with respect to any redemption of the Debentures pursuant to Article III hereof, an amount in cash equal to 100% of the principal amount of Debentures to be redeemed plus any accrued and unpaid interest thereon, including Compounded Interest and Additional Interest, if any, to, but excluding, the date of such redemption.

     "Security Registrar" shall have the meaning set forth in Section 2.3.

     "Tax Event" means the receipt by the Trust or the Company of an Opinion of Counsel to the effect that, as a result of (i) any amendment to, or change (including any announced proposed change) in, the laws or regulations of the United States or any political subdivision or taxing

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                                                                             4

authority thereof or therein, or (ii) any official administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which change or amendment is enacted or becomes effective, or which proposed change, pronouncement, action or decision is announced or occurs, on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that (A) the Trust is, or within 90 days after the date of such Opinion of Counsel will be, subject to United States federal income tax with respect to interest accrued or received on the Debentures, (B) interest payable by the Company on the Debentures is not, or within 90 days after the date of such Opinion of Counsel, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (C) the Trust is, or within 90 days after the date of such Opinion of Counsel will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Trust" shall have the meaning set forth in the preamble of this Second Supplemental Indenture.

     "Trust Agreement" means the Amended and Restated Trust Agreement among MBNA Corporation, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, The Administrative Trustees named therein, and the Several Holders (as defined therein), dated as of November 27, 2002, as amended from time to time.

     "Trust Securities" shall mean the Preferred Securities and the Common Securities, collectively.

                                  ARTICLE II
                GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

     Section 2.1. Designation And Principal Amount.

     There is hereby authorized a series of Securities designated the "8.10% Junior Subordinated Debentures, Series E, due 2033" limited in aggregate principal amount to $206,185,575 which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures pursuant to Section 3.3 of the Indenture.

     Section 2.2. Maturity.

     The Maturity Date (which shall constitute the Stated Maturity of the principal of the Debentures for purposes of the Indenture) shall be the date on which the Debentures mature and on which the principal thereof shall be due and payable together with all accrued and unpaid interest thereon (including Compounded Interest and Additional Interest, if any).

     Section 2.3. Form And Payment.

     Except as provided in Section 2.4, the Debentures shall be issued in fully registered certificated form without interest coupons. Principal of, premium, if any, and interest on (including Compounded Interest and Additional Interest, if any) the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such

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Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Company maintained for such purpose as set forth in the Indenture; provided, however, that payment of interest with respect to Debentures (other than a Global Debenture) may be made at the option of the Company (i) by check mailed to the Holder at such address as shall appear in the Security Register or (ii) by transfer to an account maintained by the Person entitled thereto, provided that proper transfer instructions have been received in writing by the relevant record date. The Company selects New York, New York as a place of payment where the principal of, and premium, if any, and interest on the Debentures are payable as specified in accordance herewith, and hereby appoints The Bank of New York, the Trustee, as registrar for the Debentures (the "Security Registrar"). Notwithstanding the foregoing, so long as the Holder of any Debentures is the Property Trustee, the payment of the principal of, premium, if any, and interest (including Compounded Interest and Additional Interest, if any) on such Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

     Section 2.4. Global Debenture.

     (a) In connection with a Dissolution Event,

          (i) the Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to or upon the order of the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depositary; and

          (ii) if any Preferred Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Clearing Agency or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Preferred Security Certificates will be cancelled and a Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture. Upon the issuance of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been cancelled.

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                                                                             6

          (b) A Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

          Section 2.5. Interest.

          (a) Each Debenture will bear interest at a rate of 8.10% per annum from November 27, 2002, until the principal thereof becomes due and payable, and on any overdue principal at a rate of 8.10% per annum and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at a rate of 8.10% per annum, compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on the 15th day of February, May, August and November of each year, commencing on February 15, 2003, to the Person in whose name such Debenture or any predecessor Debenture is registered, at the close of business on the regular record date for such interest installment, which, in respect of any Debentures of which the Property Trustee is the Holder or in the case of a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date (as defined below). Notwithstanding the foregoing sentence, if the Debentures are no longer in book-entry only form, except if the Debentures are held by the Property Trustee, the record dates shall be the close of business on the February 1, May 1, August 1 and November 1 immediately preceding the relevant Interest Payment Date, whether or not a Business Day.

          (b) Unless otherwise provided by the Trustee, the Paying Agent will calculate the amount of interest payable on the Debentures in respect of each Interest Period. The amount of interest payable for any Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (with one-half cent or more being rounded upwards). The amount of interest payable for any partial Interest Period will be computed on the basis of the actual number of days elapsed during any such 30-day month. The determination of the amount of interest payable by Paying Agent will (in the absence of willful default, bad faith or manifest error) be final, conclusive and binding on all concerned.

          (c) All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions relating to the payment and calculation of interest on the Debentures, whether by the Trustee or Paying Agent, will (in the absence of willful default, bad faith or manifest error) be binding on the Trust, the Company, the Trustee and all of the holders of the Debentures, and no liability will (in the absence of willful default, bad faith or manifest error) attach to the Trustee or Paying Agent in connection with the exercise or non-exercise by any of them of their powers, duties and discretion.

          (d) In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which interest is actually payable, an "Interest Payment Date").

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                                                                             7

          (e) If at any time the Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then the Company will pay such Additional Interest ("Additional Interest") on the Debentures held by the Property Trustee as shall be required so that the net amounts received and retained by the Trust after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust would have received had the Trust not been subject to such taxes, duties, assessments or other government charges imposed.

          (f) All percentages resulting from any calculations referred to in this Second Supplemental Indenture will be rounded, if necessary, to the nearest multiple of 1/100 of 1% and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).

                                 ARTICLE III
                         REDEMPTION OF THE DEBENTURES

     Section 3.1. Tax Event Redemption.

     Subject to the prior approval of the Federal Reserve, if such approval is then required under applicable law, rules, guidelines or policies, if at any time a Tax Event shall occur and be continuing, the Company shall have the right upon not less than 30 nor more than 60 days' notice, to redeem the Debentures, in whole, but not in part, for cash within 90 days following the occurrence of such Tax Event (or, if the approval of the Federal Reserve is then required for such redemption, on such later date as promptly practicable after such approval is obtained) at the Redemption Price.

     Section 3.2. Capital Treatment Event of Redemption.

     Subject to the prior approval of the Federal Reserve, if such approval is then required under applicable law, rules, guidelines or policies, if at any time a Capital Treatment Event shall occur and be continuing, the Company shall have the right, upon not less than 30 nor more 60 days' notice, to redeem the Debentures, in whole, but not in part, for cash within 90 days following the occurrence of such Capital Treatment Event (or, if the approval of the Federal Reserve is then required for such redemption, on such later date as promptly as practicable after such approval is obtained) at the Redemption Price.

     Section 3.3. Investment Company Event of Redemption.

     Subject to the prior approval of the Federal Reserve, if such approval is then required under applicable law, rules, guidelines or policies, if at any time a Investment Company Event shall occur and be continuing, the Company shall have the right, upon not less than 30 nor more 60 days' notice, to redeem the Debentures, in whole, but not in part, for cash within 90 days following the occurrence of such Investment Company Event (or, if the approval of the Federal Reserve is then required for such redemption, on such later date as promptly as practicable after such approval is obtained) at the Redemption Price.

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                                                                             8

     Section 3.4. Optional Redemption By Company.

     (a) Subject to the prior approval of the Federal Reserve, if such approval is then required under applicable law, rules, guidelines or policies, the Company shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after February 15, 2008, upon not less than 30 nor more than 60 days' notice at the Redemption Price.

     (b) If the Debentures are only partially redeemed pursuant to this
Section 3.4, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Security Registrar; provided, that if at the time of redemption the Debentures are registered as a Global Debenture, the Depositary shall determine, in accordance with its procedures, the principal amount of such Debentures beneficially held by each Holder of Debentures to be redeemed.

     Section 3.5. No Sinking Fund.

     The Debentures are not entitled to the benefit of any sinking fund.

                                  ARTICLE IV
                     EXTENSION OF INTEREST PAYMENT PERIOD

     Section 4.1. Extension of Interest Payment Period.

     So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest on the Debentures by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarterly periods (the "Extension Period"), during which Extension Period no interest shall be due and payable; provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at a rate of 8.10% per annum compounded quarterly for each quarterly period of the Extension Period ("Compounded Interest"). At the end of the Extension Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any Additional Interest and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders in whose names the Debentures are registered in the Security Register on the record date relating to the Interest Payment Date on which the Extension Period ends. Before the termination of any Extension Period, the Company may further defer payments of interest by further extending such period, provided that such period, together with all such previous and further extensions within such Extension Period, shall not exceed 20 consecutive quarterly periods or extend beyond the Maturity Date of the Debentures. Upon the termination of any Extension Period and the payment of all Deferred Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The provisions of this Section 4.1 and Section 4.2 shall apply to the Debentures in lieu of Section 3.11 of the Indenture.

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     Section 4.2. Notice of Extension.

     (a) If the Property Trustee is the only registered Holder at the time the Company selects an Extension Period, the Company shall give written notice to the Administrative Trustees, the Property Trustee and the Trustee of its selection of such Extension Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to any national securities exchange or interdealer quotation system or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

     (b) If the Property Trustee is not the only Holder at the time the Company selects an Extension Period, the Company shall give the Holders and the Trustee written notice of its selection of such Extension Period at least one Business Day before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to any national securities exchange or interdealer quotation system or to the Holders.

     (c) The quarterly period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 20 quarterly periods permitted in the maximum Extension Period permitted under
Section 4.1.

                                  ARTICLE V
                                   EXPENSES

     Section 5.1. Payment of Expenses.

     In connection with the offering, sale and issuance of the Debentures to the Trust and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall pay (i) all costs and expenses relating to the offering, sale and issuance of the Debentures and the Trust Securities, (ii) the compensation of the Trustee and (iii) all costs and expenses relating to the organization, operation and dissolution of the Trust in accordance with the provisions of Sections 6.7 and 10.6 of the Indenture.

                                  ARTICLE VI
                               FORM OF DEBENTURE

     Section 6.1. Form of Debenture.

     The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the forms set forth in Exhibit A hereto.

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                                 ARTICLE VII
                         ORIGINAL ISSUE OF DEBENTURES

     Section 7.1. Original Issue of Debentures.

     Debentures in the aggregate principal amount of $206,185,575 may, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication as provided in Sections 3.1 and 3.3 of the Indenture.

                                 ARTICLE VIII
                                   COVENANTS

     Section 8.1. Limitation On Dividends.

     The Company will not, and will not permit any Subsidiary to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal of, or premium, if any, or interest on, or repay, repurchase or redeem any debt securities of the Company that rank pari passu with, or junior in right of payment to, the Debentures or
(iii) make any guarantee payment with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company if such guarantee ranks pari passu with, or junior in right of payment to, the Debentures (other than (a) dividends, distributions, redemptions, purchases or acquisitions made by the Company by way of issuance of its capital stock (or options, warrants or other rights to subscribe therefor), (b) any declaration of a dividend in connection with the implementation of a shareholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) the purchase of fractional interests in shares resulting from a reclassification of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (f) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees and (g) obligations under any dividend reinvestment plan or stock purchase plan of the Company), if at such time (1) there shall have occurred any event of which the Company has actual knowledge that with the giving of notice, or the lapse of time, or both, would constitute an Event of Default and in respect of which the Company shall not have taken reasonable steps to cure, (2) if such Debentures are held by the Property Trustee, the Company shall be in default with respect to its payment obligations under the Guarantee or (3) the Company shall have given notice of its selection of an Extension Period and shall not have rescinded such notice or such Extension Period and such Extension Period shall be continuing. The provisions of this Section 8.1 shall apply to the Debentures in lieu of the first paragraph of Section 10.7 of the Indenture.

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     Section 8.2. Covenants As To The Trust.

     In the event Debentures are issued to the Trust or a trustee of such trust in connection with the issuance of Trust Securities by the Trust, for so long as such Trust Securities remain outstanding, the Company (i) will maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any successor of the Company, permitted pursuant to Article X of the Indenture, may succeed to the Company's ownership of such Common Securities, (ii) will use commercially reasonable efforts to cause the Trust (a) to remain a grantor trust, except in connection with a distribution of Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to otherwise continue to be classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes and (iii) will not cause, as sponsor of the Trust, or permit, as holder of the Common Securities, the dissolution, winding-up or termination of the Trust, except in connection with a distribution of the Debentures as provided in the Declaration and in connection with certain mergers, consolidations or amalgamations. The provisions of this Section 8.2 shall apply to the Debentures in lieu of the second paragraph of Section 10.7 of the Indenture.

                                  ARTICLE IX
                                 MISCELLANEOUS

     Section 9.1. Ratification of Indenture.

     The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

     Section 9.2. Acknowledgment of Rights.

     The Company acknowledges that, with respect to any Debentures held by the Trust or a trustee thereof, if the Property Trustee of such Trust fails to enforce its rights under this Second Supplemental Indenture or the Indenture as the Holder of the Debentures held as the assets of the Trust, any holder of Preferred Securities may institute legal proceedings directly against the Company to enforce such Property Trustee's rights under this Second Supplemental Indenture or the Indenture without first instituting any legal proceedings against such Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay principal of, premium, if any, or interest on the Debentures when due, the Company acknowledges that a holder of Preferred Securities may institute a direct action for enforcement of payment to such holder of the principal of, premium, if any, or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Debentures.

     Section 9.3. Trustee Not Responsible For Recitals.

     The recitals contained herein and in the Debentures, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Debentures or the proceeds thereof.

     Section 9.4. Governing Law.

     THIS SECOND SUPPLEMENTAL INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section 9.5. Separability.

     In case any provision of this Second Supplemental Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 9.6. Counterparts.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                    MBNA CORPORATION



                                    By:
                                       --------------------------------------
                                        Name:  Thomas D. Wren
                                        Title: Vice President and Assistant
                                                Treasurer



                                    THE BANK OF NEW YORK
                                    as Trustee


                                    By:
                                       --------------------------------------
                                        Name:
                                        Title:

No. E-__                                                             EXHIBIT A

                          (FORM OF FACE OF DEBENTURE)

         [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - This Debenture is a Book-Entry Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

         Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

                               MBNA CORPORATION

     MBNA CORPORATION, a corporation organized and existing under the laws of the state of Maryland (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York, as Property Trustee for MBNA Capital E, a statutory trust formed under the laws of the State of Delaware (the "Property Trustee"), or registered assigns, the principal sum of $206,185,575 on February 15, 2033, and to pay interest on said principal sum from November 27, 2002 or from the most recent Interest Payment Date on which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on the February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2003 (each such date, an "Interest Payment Date") at the rate of 8.10% per annum until the principal hereof shall have become due and payable, plus Additional Interest, if any, until the principal hereof is paid or duly provided for or made available for payment and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of 8.10% per annum, compounded quarterly. The amount of interest payable on any Interest Payment Date (as defined above) shall be calculated as provided in the Indenture. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be, if the Debentures are not in book entry only form, except if the Debentures are held by the Property Trustee, the close of business on the February 1, May 1, August 1 and November 1 immediately preceding the relevant Interest Payment Date, whether or not a Business Day. In the case of a Global Debenture or any Debentures of which the Property Trustee is the Holder, such regular record date shall be the close of business on the Business Day next preceding the applicable Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the registered Holders not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or interdealer quotation system on which the Debentures may be listed or traded, and upon such notice as may be required by such exchange or self-regulatory organization, all as more fully provided in the Indenture.

     Payment of principal of (and premium, if any) and interest (including Compounded Interest and Additional Interest, if any) on this Debenture will be payable at the office or agency of the Trustee maintained for that purpose in the United States, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the Registered Holder at such address as shall appear in the Securities Register or (ii) by wire transfer to an account designated by a Holder in writing not less than ten days prior to the date of payment. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Property Trustee, the payment of the principal of, premium, if any, and interest on this Debenture will be made at the place and to the account as may be designated by the Property Trustee.

     The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder or creditor upon said provisions.

     Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature.

     THIS DEBENTURE IS NOT A SAVINGS ACCOUNT DEPOSIT OR OTHER OBLIGATION OF ANY BANK OR A NONBANK SUBSIDIARY THEREOF, AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                       MBNA CORPORATION


                                       By:
                                          ----------------------------------
                                           Name:
                                           Title:


     Attest:

     By:
        ---------------------------
        Name:
        Title:

     This is one of the Debentures of the series designated therein referred to in the within-mentioned Indenture.

     Date of Authentication: November 27, 2002

     The Bank of New York, as Trustee


     By:
         ----------------------------------
         Authorized Officer

                        (FORM OF REVERSE OF DEBENTURE)

     This Debenture is one of a duly authorized series of debt securities of the Company (herein called the "Debentures"), issued and to be issued in one or more series under a Junior Subordinated Indenture, dated as of December 18, 1996, duly executed and delivered between the Company and The Bank of New York, as Trustee (herein called the "Trustee") (the "Indenture," such term, unless the context specifies otherwise, to include any supplement including the Second Supplemental Indenture (as defined below)), as supplemented by the Second Supplemental Indenture, dated as of November 27, 2002, between the Company and the Trustee (the "Second Supplemental Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered. This Debenture is one of the series designated on the face hereof and is limited in aggregate principal amount as specified in said Second Supplemental Indenture.

     The Company may at any time, at its option, on or after February 15, 2008, and subject to the terms and conditions of Article XI of the Indenture and Article III of the Second Supplemental Indenture, redeem this Debenture, in whole at any time or in part from time to time, without premium or penalty, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest including Additional Interest, if any, to the Redemption Date. Any redemption pursuant to this paragraph will be made upon not less than 30 days' nor more than 60 days' notice. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Security Registrar; provided that if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depositary shall determine the principal amount of such Debentures beneficially held by each Debenture holder to be redeemed in accordance with its procedures.

     Upon the occurrence and during the continuation of a Tax Event, Investment Company Event or a Capital Treatment Event in respect of a Trust, the Company may, at its option, at any time within 90 days of the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event redeem this Debenture, in whole but not in part, subject to the provisions of Article XI of the Indenture and Article III of the Second Supplemental Indenture, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Additional Interest, if any, to the Redemption Date.

     In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     Notwithstanding the foregoing, any redemption of Debentures by the Company shall be subject to the prior approval of the Federal Reserve, if such approval is then required under applicable law, rules, guidelines or policies of the Federal Reserve.

     In case an Event of Default shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities of all series affected (acting as one class), to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplemental indenture shall without the consent of the Holders of the outstanding Debentures affected thereby (i) change the Maturity Date, or reduce the rate or extend the time of payment of interest (except as contemplated by Section 4.1 of the Second Supplemental Indenture), or reduce the principal amount thereof, or reduce any amount payable on prepayment thereof, or make the principal thereof or any interest or premium thereon payable in any coin or currency other than that in which any Debenture (or premium, if any, thereon) or the interest thereon is payable according to its terms, or impair or affect the right of any Holder to institute suit for payment thereof; or (ii) reduce the percentage in principal amount of the outstanding Debentures, the Holders of which are required to consent to any such amendment to the Second Supplemental Indenture; provided, however, that if the Debentures are held by the Property Trustee of the Trust, such amendment shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such amendment; provided, further, that if the consent of the Holder of each outstanding Debenture is required, such amendment shall not be effective until each holder of the Trust Securities shall have consented to such amendment. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Securities of any series affected thereby, on behalf of all of the Holders of the Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange therefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

     So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest on this Debenture by extending the interest payment period of this Debenture for a period not exceeding 20 consecutive quarterly periods (an "Extension Period") during which Extension Period no interest shall be due and payable; provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Maturity Date. Before the termination of any Extension Period, the Company may further defer payments of interest by further extending such period, provided that such period, together with all such previous and further extensions within such Extension Period, shall not exceed 20 consecutive quarterly periods or extend beyond the Maturity Date. Upon the termination of any Extension Period and the payment of all accrued and unpaid interest and including any Additional Interest and Compounded Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements.

     Subject to the prior approval of the Federal Reserve if such approval is then required under applicable law, rules, guidelines or policies of the Federal Reserve, the Company will have the right at any time to liquidate the Trust and cause the Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust.

     As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee, 101 Barclay Street, New York, New York 10286, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Security Registrar duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered holder hereof as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Debentures are issuable only in registered form without coupons in denominations of $25.00 and any integral multiple thereof.

     The Company and, by its acceptance of this Debenture or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Debenture agree that for United States federal, state and local tax purposes it is intended that this Debenture constitute indebtedness.

     All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture. THE INDENTURE AND THE DEBENTURES SHALL BE

GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK.



                                     A-8